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                                                                    Exhibit 21.1
              Subsidiaries of Mediacom Communications Corporation
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
                                    State of Incorporation            Names under which
           Subsidiary                  or Organization            subsidiary does business
           ----------                  ---------------            ------------------------
Mediacom LLC                               New York                     Mediacom LLC
Mediacom Arizona LLC                       Delaware          Mediacom Arizona Cable Network LLC
Mediacom California LLC                    Delaware          Mediacom California LLC
Mediacom Capital Corporation               New York          Mediacom Capital Corporation
Mediacom Delaware LLC                      Delaware          Mediacom Delaware LLC
                                                             Maryland Mediacom Delaware LLC
Mediacom Illinois LLC                      Delaware          Mediacom Illinois LLC
Mediacom Indiana LLC                       Delaware          Mediacom Indiana LLC
Mediacom Iowa LLC                          Delaware          Mediacom Iowa LLC
Mediacom Minnesota LLC                     Delaware          Mediacom Minnesota LLC
Mediacom Southeast LLC                     Delaware          Mediacom Southeast LLC
Mediacom Wisconsin LLC                     Delaware          Mediacom Wisconsin LLC
Zylstra Communications Corporation         Minnesota         Zylstra Communications Corporation
Illini Cable Holding, Inc.                 Illinois          Illini Cable Holding, Inc.
Illini Cablevision of Illinois, Inc.       Illinois          Illini Cablevision of Illinois, Inc.
Mediacom Broadband LLC                     Delaware          Mediacom Broadband LLC
Mediacom Broadband Corporation             Delaware          Mediacom Broadband Corporation
MCC Georgia LLC                            Delaware          MCC Georgia LLC
MCC Illinois LLC                           Delaware          MCC Illinois LLC
MCC Iowa LLC                               Delaware          MCC Iowa LLC
MCC Missouri LLC                           Delaware          MCC Missouri LLC